As filed with the Securities and Exchange Commission on July 18, 2025

Registration No. 333-●

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BARFRESH FOOD GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1994406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3600 Wilshire Boulevard, Suite 2730

Los Angeles, California 90010

(310) 598-7113

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Riccardo Delle Coste, Chief Executive Officer

3600 Wilshire Blvd., Suite 1720

Los Angeles, California 90010

(310) 598-7113

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Fay Matsukage, Esq.

Doida Crow Legal LLC

7979 E. Tufts Ave. Suite 1750

Denver, CO 80237

(720) 306-1001

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 18, 2025

PROSPECTUS

$50,000,000

BARFRESH FOOD GROUP INC.

Common Stock, Preferred Stock, Warrants, Rights,

Debt Securities and Units

We may offer and sell, from time to time in one or more offerings the following securities:

●	shares of common stock, par value $0.000001 per share;

●	shares of preferred stock, par value $0.000001 per share;

●	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

●	rights to purchase shares of our common stock, preferred stock, warrants and/or debt securities;

●	debt securities consisting of senior notes, subordinated notes or debentures;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. This prospectus provides a general description of the securities that we may offer. However, this prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a related prospectus supplement. Such prospectus supplement may add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for additional information on methods of sale. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in that prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the prospectus supplement.

Our common stock is quoted on the Nasdaq Capital Market under the ticker symbol “BRFH.” The closing price of our common stock on July 17, 2025 was $3.18 per share.

As of July 17, 2025, the aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $32,246,469 based on 15,940,261 shares of common stock outstanding, of which 8,553,440 shares are held by non-affiliates, and a per share price of $3.77 based on the average of the bid and asked prices of our common stock on the Nasdaq Capital Market on June 27, 2025 (within 60 days prior to the date of filing). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we well securities pursuant to shelf registration statements, including the registration statement of this prospectus is a part, with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million. In the event that subsequent to the effective date of the registration statement of which is prospectus is a part, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to the registration statement of which is prospectus is a part. We have sold an aggregate of 1,052,793 shares of our common stock for gross proceeds of approximately $3,000,450 pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities, rights or warrants to purchase any of such securities and/or units consisting of any combination of such securities, either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section entitled “Incorporation of Documents by Reference”, before buying any of the securities being offered.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any free writing prospectuses, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.

We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

In this prospectus, references to “Barfresh”, “we,” “us,” “our”, “the registrant” and “our company” refer, collectively, to Barfresh Food Group Inc., a Delaware corporation, the issuer of the securities offered hereby, and its consolidated subsidiaries.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statement in this prospectus and in documents incorporated by reference in this prospectus contain certain statements that may be deemed to be forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus and those documents address activities, events or developments that we expect or anticipate will or may occur in the future. Any statements in this document about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may”, “should”, “could”, “predict”, “potential”, “believe”, “will likely result”, “expect”, “will continue”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “outlook” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this document. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements.

Management cautions that forward-looking statements are qualified by their terms and/or important factors, many of which are outside of our control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made, including, but not limited to, the following risk factors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Certain risks and uncertainties could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Actual results or outcomes may differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;

●	preferred stock;

●	debt securities, in one or more series;

●	warrants to purchase any of the securities listed above;

●	rights to purchase any of the securities listed above; and/or

●	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Risk Factors” and “Where You Can Find More Information.”

THE COMPANY

Business Overview

Barfresh is a leader in the creation, manufacturing and distribution of ready-to-drink and ready-to-blend frozen beverages. The current portfolio of products includes smoothies, shakes and frappes.

Some of the key benefits of the products for the end consumers that drink the products include:

●	From as little as 125-130 calories (per serving)

●	Real fruit in every smoothie

●	Dairy free options

●	Kosher approved

●	Gluten Free

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Products

Products are packaged in three distinct formats.

The Company’s ready-to-drink smoothie, “Twist & Go”™, has initially been focused towards the USDA national school meal program, including the School Breakfast Program, the National School Lunch Program and Smart Snacks in Schools Program. This sweet fruit and creamy yogurt smoothie contains four ounces of yogurt and a half-cup of fruit/fruit juice and comes in three different flavors: strawberry banana, peach and mango pineapple. The product was originally launched in a bottled packaging format. The Company introduced Twist & Go™ cartons in 2022. Twist & Go™ contains no added sugars, preservatives, artificial flavors or colors. At only 125 -130 calories and with 5 grams of protein, it makes the perfect start to any day or on-the-go snack.

The Company’s bulk “Easy Pour” format, which contains all the ingredients necessary to make the beverage, is packaged in gallon containers in a concentrated formula that is mixed in beverage dispensing equipment 1:1 with water. The Company has a “no sugar added” version of the bulk “Easy Pour” format, WHIRLZ 100% Juice Concentrate, that is specifically targeted for the aforementioned USDA national school meal programs. In addition, the Company received approval from the United States Defense Logistics Agency (“DLA”) to sell its smoothie products into all branches of the U.S. Armed Forces and is currently in contract with and selling its bulk Easy Pour products into over one hundred military bases in the United States and abroad. In 2023, the Company introduced a more concentrated version of its bulk product, sold to specific target markets in half-gallon containers.

The Company’s single serve format features portion controlled and ready-to-blend beverage ingredient packs or “beverage packs”. The beverage packs contain all the ingredients necessary to make the beverage, including the base (either sorbet, frozen yogurt, or ice cream), real fruit pieces, juices, and ice – five ounces of water are added before blending.

In 2024, the Company introduced its ready-to-eat juice pop, “Pop & Go” ™, with initial shipments in the fourth quarter of 2024. The product will initially be focused towards the National School Lunch and Smart Snacks in Schools Programs. Pop & Go ™ contains 4 oz of juice, no added sugars, preservatives or artificial flavors or colors, and comes in five flavors.

Distribution

The Company conducts sales through several channels, including National Accounts, Regional Accounts, and Broadline Distributors.

Manufacturing

Barfresh utilizes contract manufacturers to manufacture all of its products in the United States.

Corporate Information

Our current business was established following a 2012 reverse merger into an inactive Delaware corporation, formed on February 25, 2010. We have two direct subsidiaries: Barfresh Corporation, Inc. (formerly known as Smoothie, Inc.) and Barfresh, Inc. Our corporate office is located at 3600 Wilshire Boulevard Suite 1720, Los Angeles, 90010. Our telephone number is (310) 598-7113 and our website is www.barfresh.com. The information contained on, or accessible through, our website is not incorporated in, and shall not be part of, this prospectus.

On January 20, 2022, our shares of Common Stock began trading on the Nasdaq Capital Market under the symbol, “BRFH.”

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RISK FACTORS

Investing in our securities involves substantial risks. Before purchasing any of the securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. The risks and uncertainties that we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. The occurrence of any of these risks could materially and adversely impact our business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations. Please also refer to the sections below entitled “Special Note on Forward-Looking Statements” and “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including, but not limited to, working capital, acquisitions, and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTION OF SECURITIES

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	debt securities consisting of senior notes, subordinated notes or debentures;

●	warrants to purchase shares of our common stock, shares of our preferred stock and/or debt securities;

●	rights to purchase shares of our common stock, preferred stock, warrants and/or debt securities;

●	units consisting of a combination of the foregoing securities.

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not intended to be complete. For the full terms of our common and preferred stock, please refer to our certificate of incorporation, as amended from time to time, and our bylaws, as amended from time to time. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common or preferred stock we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

As of July 17, 2025, our authorized capital stock consists of 23,400,000 shares of capital stock with a par value of $0.000001 per share, consisting of 23,000,000 shares of Common Stock, par value of $0.000001 per share, and 400,000 shares of preferred stock, par value of $0.000001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”). As of July 17, 2025, there were 15,940,261 shares of Common Stock issued and outstanding, held by 79 holders of record. No shares of Preferred Stock were issued or outstanding as of July 17, 2025. The authorized and unissued shares of both Common and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock authorized in accordance with the terms and conditions set forth in the certificate of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the votes of holders of the Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of our Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Our Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our capital stock.

Preferred Stock

The Board of Directors is authorized at any time, and from time to time, to provide the for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

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Options to Purchase Common Stock and Performance Share Unit Grants

As of July 17, 2025, there are 1,068,647 shares of Common Stock reserved for issuance pursuant to the 2023 Equity Incentive Plan, 278,553 reserved for issuance pursuant to the 2015 Equity Incentive Plan and 348,548 reserved for issuance outside of our plans. As of July 17, 2025, there are outstanding options to purchase 771,274 shares of our Common Stock issuable upon the exercise of stock options granted to key employees, officers and directors at a weighted average exercise price of $4.66, and 116,789 issuable pursuant to restricted stock awards and restricted stock units.

As of July 17, 2025, there are 220,370 outstanding grants of performance share units pursuant to the Company’s 2023 Equity Incentive Plans to the Company’s officers and employees.

Anti-Takeover Effects of Various Provisions of Delaware Law and our Certificate of Incorporation

Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Prohibition on Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Limitations on Liability and Indemnification of Officers and Directors. Our certificate of incorporation limits or eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except in the cases of breach of the duty of loyalty to the Company or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; the unlawful payment of dividends, or unlawful stock purchases or redemptions; transactions from which the director derived an improper personal benefit; or actions by or in the right of the Company. Our certificate of incorporation include provisions that require us to indemnify, to the fullest extent allowable under the DGCL, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our certificate of incorporation also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions under the DGCL and in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws.

Transfer Agent

The transfer agent for our Common Stock is Securities Transfer Corporation, located at 2901 Dallas Parkway, Suite 380, Plano, Texas and its telephone number is (469) 633-0101.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture.

The applicable prospectus supplement and/or other offering materials will describe the material terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

●	the title and principal aggregate amount of the debt securities;

●	whether the debt securities will be senior, subordinated or junior subordinated;

●	whether the debt securities will be secured or unsecured;

●	whether the debt securities are convertible or exchangeable into other securities;

●	the percentage or percentages of principal amount at which such debt securities will be issued;

●	the interest rate(s) or the method for determining the interest rate(s);

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	the person to whom any interest on the debt securities will be payable;

●	the places where payments on the debt securities will be payable;

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●	the maturity date;

●	redemption or early repayment provisions;

●	authorized denominations;

●	form;

●	amount of discount or premium, if any, with which such debt securities will be issued;

●	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

●	the identity of the depositary for global securities;

●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●	the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any covenants applicable to the particular debt securities being issued;

●	any defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

●	any applicable subordination provisions for any subordinated debt securities;

●	any restriction or condition on the transferability of the debt securities;

●	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

●	the securities exchange(s) on which the securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	the extent to which a secondary market for the securities is expected to develop;

●	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	provisions relating to covenant defeasance and legal defeasance;

●	provisions relating to satisfaction and discharge of the indenture;

●	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

●	the law that will govern the indenture and debt securities; and

●	additional terms not inconsistent with the provisions of the indenture.

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General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Governing Law

The Indentures and the debt securities will be construed in accordance with and governed by the laws of the State of Delaware.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred stock, common stock or warrants. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the price, if any, per right;

●	the exercise price payable for debt securities, preferred stock, common stock, or warrants upon the exercise of the rights;

●	the number of rights issued or to be issued to each shareholder;

●	the number and terms of debt securities, preferred stock, common stock, or warrants which may be purchased per right;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, rights, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

●	the terms of the units and of the warrants, rights, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant, right and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants, rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, rights agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, rights agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, rights agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, rights or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Barfresh, the trustees, the warrant agents, the rights agents, the unit agents or any other agent of Barfresh, agent of the trustees or agent of the warrant agents, rights agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	through agents;

●	through a combination of any such methods; or

●	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by Barfresh, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities may be acquired by the underwriters for their own account or as selling agent and may be resold from time to time in one or more transactions, including:

●	negotiated transactions,

●	at a fixed public offering price or prices, which may be changed,

●	at market prices prevailing at the time of sale,

●	at prices related to prevailing market prices or

●	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

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Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is quoted on the Nasdaq Capital Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Doida Crow Legal LLC, Denver, Colorado 80237.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Eide Bailly LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at http://www.barfresh.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 1, 2025;

●	our Current Reports on Form 8-K for May 1, 2025 and June 24, 2025 filed with the SEC on May 1, 2025 and June 25, 2025, respectively;

●	the description of our common stock which is included in our Form 8-A12B filed with the SEC on January 14, 2022, including any amendment or report filed for the purpose of updating that description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.barfresh.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Barfresh Food Group Inc.

3600 Wilshire Boulevard, Suite 1720

Los Angeles, CA 90010

(469) 598-7113

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$50,000,000

BARFRESH FOOD GROUP INC.

Common Stock, Preferred Stock, Warrants, Rights

Debt Securities and Units

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Barfresh Food Group Inc., a Delaware corporation (the “Company”).

	AMOUNT
SEC Registration Fee	$7,349
FINRA Filing Fees		(1)
Legal Fees and Expenses		(1)
Accounting Fees and Expenses		(1)
Trustees’ Fees and Expenses		(1)
Warrant Agent Fees and Expenses		(1)
Printing Expenses		(1)
Miscellaneous Expenses		(1)
Total		$(1)

(1)	These fees will be calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws. The Company’s Certificate of Incorporation provides for such indemnification to the fullest extent of Section 145 and states that the indemnification is not exclusive of other rights of those seeking indemnification may be entitled.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation provides for such limitation of liability.

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The Company has entered into agreements with its directors and executive officers, that require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local laws. The indemnification agreements also set forth certain procedures that apply in the event of a claim for indemnification thereunder.

The Company maintains insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section.

The right of any person to be indemnified is subject always to the right of the Company by its board of directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

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Item 16. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Exhibit Description
1.1*	Form of Underwriting Agreement

3.1	Certificate of Incorporation of Moving Box Inc. dated February 25, 2010 (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 (File No. 333-168738) filed with the Commission on August 11, 2010).

3.2	Certificate of Amendment of Certificate of Incorporation dated February 13, 2012 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 333-168738) filed with the Commission on February 17, 2012).

3.3	Certificate of Amendment of Certificate of Incorporation dated February 16, 2012 (incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K (File No. 333-168738) filed with the Commission on February 17, 2012).

3.4	Certificate of Amendment of Certificate of Incorporation dated December 17, 2021 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 000-55131) filed with the Commission on December 29, 2021).

3.5

Certificate of Amendment of Certificate of Incorporation dated August 1, 2022 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 001-41228) filed with the Commission on August 2, 2022).

3.6	Amended and Restated Bylaws of Barfresh Food Group Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 000-55131) filed with the Commission on August 4, 2014).

4.1	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-3 (File No. 333-275185) filed with the Commission on November 6, 2023).

4.2*	Form of Senior Note

4.3	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to the registrant’s registration statement on Form S-3 (File No. 333-275185) filed with the Commission on November 6, 2023).

4.4*	Form of Subordinated Note

4.5*	Form of Warrant Agreement

4.6*	Form of Rights Agreement

4.7*	Form of Unit Agreement

5.1	Opinion of Doida Crow Legal LLC

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Doida Crow Legal LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Senior Indenture

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Subordinated Indenture

107	Filing Fee Table

*	To be filed by amendment to this registration statement or as an exhibit to a report filed pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 193, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California on July 18, 2025.

Barfresh Food Group Inc.

By:	/s/ Riccardo Delle Coste
Riccardo Delle Coste
President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Riccardo Delle Coste and Lisa Roger, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or his substitute or their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their respective capacities on July 18, 2025.

Name	Title

/s/ Riccardo Delle Coste	President, Chief Executive Officer and Chairman (Principal Executive Officer)
Riccardo Delle Coste

/s/ Lisa Roger	Chief Financial Officer (Principal Financial Officer)
Lisa Roger

/s/ Steven Lang	Director
Steven Lang

/s/ Joseph M. Cugine	Director
Joseph M. Cugine

/s/ Isabelle Ortiz-Cochet	Director
Isabelle Ortiz-Cochet

/s/ Alexander H. Ware	Director
Alexander H. Ware

/s/ Justin Borus	Director
Justin Borus

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1*	Form of Underwriting Agreement

3.1	Certificate of Incorporation of Moving Box Inc. dated February 25, 2010 (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 (File No. 333-168738) filed with the Commission on August 11, 2010).

3.2	Certificate of Amendment of Certificate of Incorporation dated February 13, 2012 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 333-168738) filed with the Commission on February 17, 2012).

3.3	Certificate of Amendment of Certificate of Incorporation dated February 16, 2012 (incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K (File No. 333-168738) filed with the Commission on February 17, 2012).

3.4	Certificate of Amendment of Certificate of Incorporation dated December 17, 2021 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 000-55131) filed with the Commission on December 29, 2021).

3.5

Certificate of Amendment of Certificate of Incorporation dated August 1, 2022 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 001-41228) filed with the Commission on August 2, 2022).

3.6	Amended and Restated Bylaws of Barfresh Food Group Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 000-55131) filed with the Commission on August 4, 2014).

4.1	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-3 (File No. 333-275185) filed with the Commission on November 6, 2023).

4.2*	Form of Senior Note

4.3*	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to the registrant’s registration statement on Form S-3 (File No. 333-275185) filed with the Commission on November 6, 2023).

4.4*	Form of Subordinated Note

4.5*	Form of Warrant Agreement

4.6*	Form of Rights Agreement

4.7*	Form of Unit Agreement

5.1	Opinion of Doida Crow Legal LLC

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Doida Crow Legal LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Senior Indenture

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Subordinated Indenture

107	Filing Fee Table

*	To be filed by amendment to this registration statement or as an exhibit to a report filed pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

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